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Exhibit 3(a)

BELLSOUTH CORPORATION

AMENDED AND RESTATED
ARTICLES OF INCORPORATION

Incorporated Under the Laws

of the State of Georgia

on October 13, 1983

Amended and Restated by the Board of Directors February 23, 1998
Filed with the Secretary of State March 12, 1998

***

Amendments:

Adopted by Shareholders April 27, 1998
Filed with the Secretary of State May 8, 1998

Adopted by Board of Directors November 23, 1998
Filed with the Secretary of State December 11, 1998

Articles of Correction (to May 8, 1998 filing)
Filed with the Secretary of State December 11, 1998

Adopted by Board of Directors November 22, 1999
(to be effective December 11, 1999)
Filed with the Secretary of State December 10, 1999

Adopted by Board of Directors September 25, 2000
Adopted by Shareholders December 5, 2000
Filed with the Secretary of State January 12, 2001

                                      Secretary's Department
                                      19A01 Campanile Building
                                      1155 Peachtree Street, N.E.
                                      Atlanta, Georgia 30309-3610

AMENDED AND RESTATED
ARTICLES OF INCORPORATION
OF
BELLSOUTH CORPORATION

1.

    The name of the Corporation is BellSouth Corporation.

2.

    The Corporation is organized pursuant to the provisions of the Georgia Business Corporation Code.

3.

    The Corporation shall have perpetual duration.

4.

    The purposes for which the Corporation is organized are:

    (1) To act as a holding company for the stock of companies engaged in the telephone and other communications businesses; and

    (2) To conduct any business and engage in any activities not specifically prohibited to corporations for profit under the laws of the State of Georgia; and the Corporation shall have all the powers necessary to conduct such businesses and engage in such activities, including, but not limited to, the powers enumerated in the Georgia Business Corporation Code or any amendment thereto.

5.

    The aggregate number of shares which the Corporation is authorized to issue is 8.75 billion shares, of which 8.65 billion shares shall be designated "Common Stock" and have a par value of $1 per share and 100,000,000 shares shall be designated "First Preferred Stock" and have a par value of $1 per share.

    The number of authorized shares of any class or classes may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock having a majority of the votes entitled to be cast by the holders of all shares, voting together as a single voting group, and without a vote of the holders of any class or series of stock, voting as a separate voting group, unless a vote of any such holders is required pursuant to the terms of such class or series or by law.

    The following is a description of the voting powers, preferences, designations, rights, qualifications, limitations and restrictions of the Common Stock:

    All shares of Common Stock shall be identical except that the Board of Directors of the Corporation is expressly authorized and empowered to create from the unissued Common Stock one or more series and prior to the issuance of any of such shares in any particular series, to fix and determine, in the manner provided by law, the voting powers, preferences, designations, rights, qualifications, limitations or restrictions of shares of such series, permitted by law and these Articles of Incorporation. Each share of Common Stock within an individual series shall be identical in all respects with the other shares of such series, but each series may have voting powers, preferences, designations, rights, qualifications, limitations or restrictions different from those of any other series.

    After the Board of Directors of the Corporation has established a series in accordance with applicable law and the terms of these Articles of Incorporation and unless otherwise specifically provided in the original Articles of Amendment establishing such series, the Board of Directors may at any time and from time to time increase or decrease the number of shares contained in such series (but not below the number of shares thereof then issued) in accordance with applicable law.

    Except as otherwise provided by law or by any provision of the Articles of Incorporation and subject to all the rights of any outstanding First Preferred Stock, the Common Stock shall together have unlimited voting rights and be entitled to receive the net assets of the Corporation upon dissolution. Such voting rights and rights upon dissolution may be allocated among one or more series of Common Stock pursuant to the terms of such series as fixed or as determined by the Board of Directors in the manner permitted by law and these Articles of Incorporation. If at any time there shall be outstanding shares of only one series of Common Stock or only shares having identical rights with all other outstanding shares of Common Stock, such shares shall together have all such voting rights and rights upon dissolution.

    The Common Stock of the Corporation as authorized by these Articles of Incorporation prior to the effectiveness of any Articles of Amendment to these Articles of Incorporation adopted by the Board of Directors creating and designating one or more series of Common Stock (the "Old Common Stock") shall be convertible into a new series of Common Stock designated as "BellSouth Corporation—BLS Group Common Stock" (the "BLS Group Stock") as follows. Upon the effectiveness of such Articles of Amendment creating the BLS Group Stock with voting powers, preferences, designation, rights, qualifications, limitations and restrictions as described in the proxy statement dated October 6, 2000, a copy of which shall be made available by the Corporation at any time on request to the holder of any share of Old Common Stock, each share of the Corporation's Old Common Stock outstanding at such time or held in the treasury of the Corporation shall be automatically redesignated, reclassified and converted into one share of BLS Group Stock.

    The authorized but unissued shares of First Preferred Stock and Common Stock shall be available for issue and sale at any time and from time to time, either in whole or in part, and upon such terms and conditions and for such consideration, not less than the par value thereof, as may be provided by the Board of Directors of the Corporation or, if authorized by the By-laws of the Corporation, the Executive Committee of the Board of Directors.

    The Corporation may issue fractional shares in connection with any dividend reinvestment plan and for any other legitimate corporate purposes permitted by the Georgia Business Corporation Code.

    The following is a description of the terms, provisions, preferences, rights, voting powers, restrictions and limitations of the First Preferred Stock:

    A. Dividends on the First Preferred Stock shall be cumulative.

    B. The First Preferred Stock shall rank superior to the Common Stock both as to the payment of dividends (other than dividends payable solely in shares of Common Stock) and as to amounts distributable upon the voluntary or involuntary liquidation of the Corporation.

    C. At any time after full cumulative dividends for all previous dividend periods shall have been paid on the First Preferred Stock and each other class of stock ranking superior to or in parity with the First Preferred Stock as to dividends, and after declaring and making provision for the payment in full of the quarterly dividends for the current dividend period on the First Preferred Stock and on each other class of stock ranking superior to or in parity with the First Preferred Stock as to dividends, and after all requirements with respect to any purchase, retirement or sinking fund or funds for all series of the First Preferred Stock and each other class of stock ranking superior to or in parity with the First Preferred Stock have been complied with, then, but not prior thereto, out of any funds of the Corporation lawfully available therefor, dividends may be declared and paid on the class or classes of stock junior to the First Preferred Stock as to dividends, subject to the respective terms and provisions applying thereto. The provisions of this paragraph shall not be applicable to dividends payable solely in shares of Common Stock to holders of the Common Stock. If at any time the Corporation shall fail to pay full cumulative dividends on any shares of the First Preferred Stock or on any other class of stock ranking superior to or in parity with the First Preferred Stock, or if at any time the Corporation shall be in default under the requirements with respect to any purchase, retirement or sinking fund or funds applicable to any series of the First Preferred Stock or any other class of stock ranking superior to or in parity with the First Preferred Stock, thereafter until such dividends shall have been paid or declared and set apart for payment and any other such default remedied, the Corporation shall not purchase, redeem, or otherwise acquire for consideration any shares of any class of stock then outstanding and ranking in parity with or junior to the First Preferred Stock.

    D. In the event of any voluntary or involuntary liquidation of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, after making provision for preferred stock superior to the First Preferred Stock as to payments upon liquidation and before any distribution to the holders of the Common Stock or any subordinate preferred stock, the holders of each series of the First Preferred Stock shall be entitled to receive out of the net assets of the Corporation an amount in cash for each share equal to the amount fixed and determined by the Board of Directors in the resolution providing for the issuance of the particular series of First

Preferred Stock, plus all dividends accumulated and unpaid on each such share of First Preferred Stock up to the date fixed for distribution, and no more. If the amount payable to the holders of the First Preferred Stock cannot be paid in full, the holders of the shares of First Preferred Stock shall share ratably in any distribution of assets in proportion to the sums which would have been paid to them upon such distribution if all sums payable to holders of the First Preferred Stock and all classes of stock in parity with the First Preferred Stock were paid and discharged in full. For the purposes of this paragraph, the voluntary sale, conveyance, lease, exchange or transfer of all or substantially all the property or assets of the Corporation or a consolidation or merger of the Corporation with one or more other corporations (whether or not the Corporation is the corporation surviving such consolidation or merger) shall not be deemed to be a voluntary or involuntary liquidation.

    E. For purposes hereof, any class or classes of stock shall be deemed to rank (i) superior to the First Preferred Stock, either as to dividends or as to distributions in liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or to the receipt of amounts distributable upon liquidation or the Corporation, as the case may be, in preference or priority to the holders of the First Preferred Stock; (ii) in parity with the First Preferred Stock, either as to dividends or as to distributions in liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the First Preferred Stock, if the holders of such class or classes of stock shall be entitled to the receipt of dividends or to the receipt of amounts distributable upon liquidation of the Corporation, as the case may be, in proportion to their respective dividend rates or liquidation prices, without preference or priority one over the other with respect to the holders of the First Preferred Stock; and (iii) junior to the First Preferred Stock, either as to dividends or as to distributions in liquidation, if the rights of the holders of such class or classes shall be subject or subordinate to the rights of the holders of the First Preferred Stock in respect of receipt of dividends (other than dividends payable in shares of Common Stock) or to the receipt of amounts distributable upon liquidation of the Corporation, as the case may be.

    F. All shares of First Preferred Stock shall be identical except that the Board of Directors of the Corporation is hereby expressly authorized and empowered to divide the First Preferred Stock into one or more series, and, prior to the issuance of any of such shares in any particular series, to fix and determine, in the manner provided by law, the following provisions of such series:

  (a)
  The distinctive designation of such series and the number of shares to be included in such series;

  (b)
  The rate of dividend, the times of payment and the date from which the dividends shall be accumulated;

  (c)
  Whether shares can be redeemed and, if so, the redemption price and the terms and conditions of redemption;

  (d)
  The amount payable upon shares in the event of voluntary or involuntary liquidation;

  (e)
  Purchase, retirement or sinking fund provisions, if any, for the redemption or purchase of shares;

  (f)
  The terms and conditions, if any, on which shares may be converted;

  (g)
  Whether or not shares have voting rights, and the extent of any such voting rights, which rights may include, without limitation, the right to vote generally with the Common Stock for the election of members of the Board of Directors and on other matters and/or the right, either generally or upon the occurrence of specified circumstances, to vote specially as a class for the election of one or more members of the Board of Directors; and

  (h)
  Any other preferences, rights, restrictions and qualifications of shares of such class or series, permitted by law and these Articles of Incorporation.

    G. After the Board of Directors of the Corporation has established a series in accordance with the terms of applicable law and these Articles of Incorporation, the Board of Directors may at any time and from time to time increase or decrease the number of shares contained in such series, but not below the number of shares thereof then issued, by adopting a resolution making such change.

    H. Each share of First Preferred Stock within an individual series shall be identical in all respects with the other shares of such series, except as to the date, if any, from which dividends thereon shall accumulate.

5A. SERIES A FIRST PREFERRED STOCK

    Designation and Amount. There shall be a series of the First Preferred Stock designated as "Series A First Preferred Stock". The number of shares constituting such series shall be 100 and such series shall have the preferences, limitations and relative rights set forth below.

    Section 1. Dividends and Distributions.

    (A) Subject to the prior and superior rights of the holders of any shares of any other series of First Preferred Stock or any other shares of preferred stock of the Corporation ranking prior and superior to the shares of Series A First Preferred Stock with respect to dividends, each holder of one one-hundredth (1/100) of a share (a "Unit") of Series A First Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the first day of January, April, July, and October in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of such Unit of Series A First Preferred Stock, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $.63 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the Common Stock of the Corporation, par value $1.00 per share (the "Common Stock"), since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A First Preferred Stock, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit of Series A First Preferred Stock. In the event that the Corporation shall at any time after November 27, 1989, (the "Rights Declaration Date") (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case, the amount to which the holder of a Unit of Series A First Preferred Stock was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event, and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

    (B) The Corporation shall declare a dividend or distribution on Units of Series A First Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.63 per Unit on the Series A First Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

    (C) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit of Series A First Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issuance of such Unit of Series A First Preferred Stock, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units of Series A First Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units of Series A First Preferred Stock in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a unit-by-unit basis among all Units of Series A First Preferred Stock at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units of Series A First Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

    Section 2. Voting Rights. The holders of Units of Series A First Preferred Stock shall have the following voting rights:

    (A) Subject to the provision for adjustment hereinafter set forth, each Unit of Series A First Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units of Series A First Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

    (B) Except as otherwise provided herein or by law, the holders of Units of Series A First Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

  (C) (i) If at any time dividends on any Units of Series A First Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, then during the period (a "default period") from the occurrence of such event until such time as all accrued and unpaid dividends for all previous quarterly dividend period and for the current quarterly dividend period on all Units of Series A First Preferred Stock then outstanding shall have been declared and paid or set apart for payment, all holders of Units of Series A First Preferred Stock, voting separately as a class, shall have the right to elect two Directors.

      (ii) During any default period, such voting rights of the holders of Units of Series A First Preferred Stock may be exercised initially at a special meeting, called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting rights nor any right of the holders of Units of Series A First Preferred Stock to increase, in certain cases, the authorized number of Directors may be exercised at any meeting unless one-third of the outstanding Units of Series A Preferred Stock shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of Common Stock shall not affect the exercise by the holders of Units of Series A First Preferred Stock of such rights. At any meeting at which the holders of Series A First Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting separately as a class, to elect Directors to fill two vacancies in the Board of Directors, if any such vacancies may then exist, or, if such right is exercised at an annual meeting, to elect two Directors. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Series A First Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of Units of Series A First Preferred Stock shall have exercised their right to elect Directors during any default period, the number of Directors shall not be increased or decreased except as approved by a vote of the holders of Units of Series A First Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to the Series A First Preferred Stock.

      (iii) Unless the holders of Series A First Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or shareholders owning in the aggregate not less than two-thirds of the total number of Units of Series A First Preferred Stock outstanding may request in writing, the calling of a special meeting of the holders of Units of Series A First Preferred Stock, which meeting shall thereupon be called by the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Units of Series A First Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Units of Series A First Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 30 days and not later than 50 days after such order or request or, if the Corporation is in default of the calling of such meeting within 50 days after such order or request, such meeting may be called on similar notice by any stockholder or shareholders owning in the aggregate not less than two-thirds of the total number of outstanding Units of Series A First Preferred Stock.

      (iv) During any default period, the holders of shares of Common Stock and Units of Series A First Preferred Stock, and other classes or series of stock of the Corporation, if applicable, shall continue to be entitled to elect all the Directors until the holders of Units of Series A First Preferred Stock shall have exercised their right to elect two Directors voting as a separate class, after the exercise of which right (x) the Directors so elected by the holders of Units of Series A First Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) and filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of capital stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of capital stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

      (v) Immediately upon the expiration of a default period, (x) the right of the holders of Units of Series A First Preferred Stock as a separate class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Units of Series A First Preferred Stock as a separate class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Articles or By-Laws irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Articles or By-Laws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

      (vi) The provisions of this paragraph (C) shall govern the election of Directors by holders of Units of Series A First Preferred Stock during any default period notwithstanding any provisions of the Articles to the contrary.

    (D) Except as set forth herein, holders of Units of Series A First Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Shares of Common Stock as set forth herein) for taking any corporate action.

    Section 3. Certain Restrictions.

    (A) Until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units of Series A First Preferred Stock shall have been paid in full, the Corporation shall not:

      (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock;

      (ii) declare or pay dividends on or make any other distributions on any shares of parity stock, except dividends paid ratably on Units of Series A First Preferred Stock and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

      (iii) redeem or purchase or otherwise acquire for consideration shares of any parity stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any junior stock;

      (iv) purchase or otherwise acquire for consideration any Units of Series A First Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units.

    (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

    Section 4. Reacquired Shares. Any Units of Series A First Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall become Treasury shares.

    Section 5. Liquidation, Dissolution or Winding Up.

    (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distributions shall be made (i) to the holders of shares of junior stock unless the holders of Units of Series A First Preferred

Stock shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $.01 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (b) an amount per unit equal to the aggregate per share amount to be distributed to holders of shares of Common Stock or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units of Series A First Preferred Stock and all other shares of such parity stock in proportion to the total amounts to which the holders of Units of Series A First Preferred Stock are entitled under clause (i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case, upon such liquidation, dissolution or winding up.

    (B) In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case, the aggregate amount to which holders of Units of Series A First Preferred Stock were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event, and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

    Section 6. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case, Units of Series A First Preferred Stock shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case, the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units of Series A First Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event, and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

    Section 7. Redemption. The units of Series A First Preferred Stock shall not be redeemable.

    Section 8. Ranking. The Units of Series A First Preferred Stock shall rank junior to all other series of the Preferred Stock and to any other class of preferred stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

    Section 9. Amendment. The Articles shall not hereafter be amended, either directly or indirectly, or through merger or consolidation with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Series A First Preferred Stock so as to affect them adversely without the affirmative vote of the holders of a majority or more of the outstanding Units of Series A First Preferred Stock, voting separately as a class.

    Section 10. Fractional Shares. The Series A First Preferred Stock may be issued in Units or other fractions of a share, which Units or fractions shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions, and to have the benefit of all other rights of holders of Series A First Preferred Stock.

    Section 11. Certain Definitions. As used herein with respect to the Series A First Preferred Stock, the following terms shall have the following meanings:

    (A) The term "junior stock" (i) as used in Section 4, shall mean the Common Stock and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Series A First Preferred Stock has preference or priority as to the payment of dividends, and (ii) as used in Section 6, shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the Series A First

Preferred Stock has preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

    (B) The term "parity stock" (i) as used in Section 4, shall mean any class or series of stock of the Corporation hereafter authorized or issued ranking pari passu with the Series A First Preferred Stock as to dividends, and (ii) as used in Section 6, shall mean any class or series of stock of the Corporation ranking pari passu with the Series A First Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up.

5B. SERIES B FIRST PREFERRED STOCK

    Designation and Amount. There shall be a series of the First Preferred Stock designated as "Series B First Preferred Stock". The number of shares constituting such series shall be 30,000,000 and such series shall have the preferences, limitations and relative rights set forth below.

    Section 1. Dividends and Distributions.

    (A) Subject to the prior and superior rights of the holders of any shares of any other series of First Preferred Stock or any other shares of preferred stock of the Corporation ranking prior and superior to the shares of Series B First Preferred Stock with respect to dividends, each holder of one one-thousandth (1/1000) of a share of Series B First Preferred Stock (a "Unit") shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, (i) quarterly dividends payable in cash on the first day of January, April, July, and October in each year (each such date being a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a Unit, in an amount per Unit (rounded to the nearest cent) equal to the greater of (a) $.01 or (b) subject to the provision for adjustment hereinafter set forth, the aggregate per share amount of all cash dividends declared on shares of the common stock of the Company (the "Common Stock"), since the immediately preceding quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit, and (ii) subject to the provision for adjustment hereinafter set forth, quarterly distributions (payable in kind) on each Quarterly Dividend Payment Date in an amount per Unit equal to the aggregate per share amount of all non-cash dividends or other distributions (other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock, by reclassification or otherwise) declared on shares of Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of a Unit. In the event that the Corporation shall at any time on or after the first issuance of a Unit (the "First Issuance Time") (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case, the amount to which the holder of a Unit was entitled immediately prior to such event pursuant to the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event, and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

    (B) On or after the First Issuance Time, the Corporation shall declare a dividend or distribution on Units as provided in paragraph (A) above immediately after it declares a dividend or distribution on the shares of Common Stock (other than a dividend payable in shares of Common Stock); provided, however, that, in the event no dividend or distribution shall have been declared on the shares of Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $.01 per Unit shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

    (C) Dividends shall begin to accrue and shall be cumulative on each outstanding Unit from the Quarterly Dividend Payment Date next preceding the date of issuance of such Unit, unless the date of issuance of such Unit is prior to the record date for the first Quarterly Dividend Payment Date, in which case, dividends on such Unit shall begin to accrue from the date of issuance of such Unit, or unless the date of issuance is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Units entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on Units in an amount less than the aggregate amount of all such dividends at the time accrued and payable on such Units shall be allocated pro rata on a unit-by-unit basis among all Units at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Units entitled to receive payment of a dividend or distribution declared thereon, which record date shall, be no more than 30 days prior to the date fixed for the payment thereof.

    Section 3. Voting Rights. The holders of Units shall have the following voting rights:

    (A) Subject to the provision for adjustment hereinafter set forth, each Unit shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Corporation. In the event the Corporation shall at any time after the First Issuance Time (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case the number of votes per Unit to which holders of Units were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

    (B) Except as otherwise provided herein or by law, the holders of Units and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

  (C) (i) If at any time dividends on any Units shall be in arrears in an amount equal to six quarterly dividends thereon, then during the period (a "default period") from the occurrence of such event until such time as all accrued and unpaid dividends for all previous quarterly dividend period and for the current quarterly dividend period on all Units then outstanding shall have been declared and paid or set apart for payment, all holders of Units, voting separately as a class, shall have the right to elect two (2) Directors, who shall serve in addition to the Directors elected by the holders of shares of Common Stock.

      (ii) During any default period, such voting rights of the holders of Units may be exercised initially at a special meeting, called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of shareholders, and thereafter at annual meetings of shareholders, provided that neither such voting rights nor any right of the holders of Units to increase, in certain cases, the authorized number of Directors may be exercised at any meeting unless one-third (1/3) of the outstanding Units shall be present at such meeting in person or by proxy. The absence of a quorum of the holders of shares of Common Stock shall not affect the exercise by the holders of Units of such rights. At any meeting at which the holders of Units shall exercise such voting right initially during an existing default period, they shall have the right, voting separately as a class, to elect two (2) Directors, who shall serve in addition to the Directors elected by the holders of shares of Common Stock. If the number which may otherwise be elected at any special meeting does not amount to the required number, the holders of Units shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number. After the holders of Units shall have exercised their right to elect Directors during any default period, the number of Directors shall not be increased or decreased except as approved by a vote of the holders of Units as herein provided or pursuant to the rights of any equity securities ranking senior to the Units.

      (iii) Unless the holders of Units shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any shareholder or shareholders owning in the aggregate not less than 25% of the total number of Units outstanding may request in writing, the calling of a special meeting of the holders of Units, which meeting shall thereupon be called by the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Units are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Units by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 10 days and not later than 60 days after such order or request or, if the Corporation is in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any shareholder or shareholders owning in the aggregate not less than 25% of the total number of outstanding Units.

      (iv) During any default period, the holders of shares of Common Stock and Units, voting together, and other classes or series of shares of the Corporation, if applicable, shall continue to be entitled to elect all the Directors until the holders of Units shall have exercised their right to elect two Directors voting as a separate class, after the exercise of which right (x) the Directors so elected by the holders of Units shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, whichever is earlier, and (y) any vacancy in the Board of Directors may (except as provided in paragraph (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class or series of capital stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class or series of capital stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

      (v) Immediately upon the expiration of a default period, (x) the right of the holders of Units as a separate class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Units as a separate class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the Articles of Incorporation or By-Laws of the Corporation irrespective of any increase made pursuant to the provisions of paragraph (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the Articles of Incorporation or By-Laws of the Corporation). Any vacancies in the Board of Directors existing after giving effect to the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

      (vi) The provisions of this paragraph (C) shall govern the election of Directors by holders of Units during any default period notwithstanding any other provisions of these Articles to the contrary.

    (D) Except as expressly set forth herein, holders of Units shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of shares of Common Stock as set forth herein) for taking any corporate action.

    Section 4. Certain Restrictions.

    (A) Until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding Units shall have been paid in full, the Corporation shall not:

      (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of junior stock;

      (ii) declare or pay dividends on or make any other distributions on any shares of parity stock, except dividends paid ratably on Units and shares of all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of such Units and all such shares are then entitled;

      (iii) redeem or purchase or otherwise acquire for consideration shares of any parity stock, provided, however, that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any junior stock;

      (iv) purchase or otherwise acquire for consideration any Units, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such Units.

    (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of the Corporation unless the Corporation could, under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

    Section 5. Reacquired Shares. Any Units purchased or otherwise acquired by the Corporation in any manner whatsoever shall become treasury shares.

    Section 6. Liquidation, Dissolution or Winding Up.

    (A) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distributions shall, be made (i) to the holders of shares of junior stock unless the holders of Units shall have received, subject to adjustment as hereinafter provided in paragraph (B), the greater of either (a) $.01 per Unit plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (b) an amount per Unit equal to the aggregate per share amount to be distributed to holders of shares of Common Stock or (ii) to the holders of shares of parity stock, unless simultaneously therewith distributions are made ratably on Units and all other shares of such parity stock in proportion to the total amounts to which the holders of Units are entitled under clause (i)(a) of this sentence and to which the holders of shares of such parity stock are entitled, in each case, upon such liquidation, dissolution or winding up.

    (B) In the event the Corporation shall at any time after the First Issuance Time (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case, the aggregate amount to which holders of Units were entitled immediately prior to such event pursuant to clause (i)(b) of paragraph (A) of this Section 6 shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event, and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

    Section 7. Consolidation, Merger, etc. In case the Corporation shall enter into any consolidation, merger, combination, share exchange or other transaction in which the shares of Common Stock are exchanged for or converted into other stock or securities, cash and/or any other property, then in any such case, Units shall at the same time be similarly exchanged for or converted into an amount per Unit (subject to the provision for adjustment hereinafter set forth) equal to the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is converted or exchanged. In the event the Corporation shall at any time after the First Issuance Time (i) declare any dividend on outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivide outstanding shares of Common Stock, or (iii) combine outstanding shares of Common Stock into a smaller number of shares, then in each such case, the amount set forth in the immediately preceding sentence with respect to the exchange or conversion of Units shall be adjusted by multiplying such amount by a fraction, the numerator of which shall be the number of shares of Common Stock that are outstanding immediately after such event, and the denominator of which shall be the number of shares of Common Stock that were outstanding immediately prior to such event.

    Section 8. Redemption. The Units shall not be redeemable.

    Section 9. Ranking. The Units shall rank junior to all other series of the First Preferred Stock and to any other class of preferred stock that hereafter may be issued by the Corporation as to the payment of dividends and the distribution of assets, unless the terms of any such series or class shall provide otherwise.

    Section 10. Amendment. After the First Issuance Time, the Articles shall not be amended, either directly or indirectly, or through merger, consolidation, combination, share exchange or other transaction with another corporation, in any manner that would alter or change the powers, preferences or special rights of the Units so as to affect the Units adversely without the affirmative vote of the holders of at least a majority of the outstanding Units, voting separately as a class.

    Section 11. Fractional Shares. The Series B First Preferred Stock may be issued in Units or fractions of a Unit, which fractions shall entitle the holder, in proportion to such holder's fractional Units, to exercise voting rights, receive dividends, participate in distributions, and to have the benefit of all other rights of holders of Units.

    Section 12. Certain Definitions. As used herein with respect to the Series B First Preferred Stock and Units, the following terms shall have the following meanings:

    (A) The term "junior stock" (i) as used in Section 4, shall mean the Common Stock and any other class or series of capital stock of the Corporation hereafter authorized or issued over which the Units have preference or priority as to the payment of dividends, and (ii) as used in Section 6, shall mean the Common Stock and any other class or series of capital stock of the Corporation over which the Units have preference or priority in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

    (B) The term "parity stock" (i) as used in Section 4, shall mean any class or series of stock of the Corporation hereafter authorized or issued ranking pari passu with the Units as to dividends, and (ii) as used in Section 6, shall mean any class or series of stock of the Corporation ranking pari passu with the Units in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

5C. TREASURY STOCK

    Shares of stock of the Corporation which have been issued, have been subsequently acquired by and belong to the Corporation and have not been canceled, shall be designated treasury shares, and shall be deemed to be issued but not outstanding.

6.

    No holder of shares of stock of the Corporation of any class shall have or be entitled to any preemptive rights to subscribe for or to purchase any shares or other securities issued by the Corporation.

7.

    Subject to the provisions of the Georgia Business Corporation Code, the Board of Directors shall have the power to distribute a portion of the assets of the Corporation, in cash or in property, to holders of shares of the Corporation out of the capital surplus of the Corporation.

8.

    The Corporation shall have the full power to purchase and otherwise acquire, and dispose of, its own shares and securities granted by the laws of the State of Georgia and shall have the right to purchase its shares out of its unreserved and unrestricted capital surplus available therefor as well as out of its unreserved and unrestricted earned surplus available therefor.

9.

    The Corporation shall not commence business until it shall have received not less than $500 in payment for the issuance of its shares.

10.

I. As used in this Article 10, the term:

      (1) "Affiliate" means a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, a specified person.

      (2) "Announcement date" means the date of the first general public announcement of the proposal of the business combination.

      (3) "Associate," when used to indicate a relationship with any person, means:

        (A) Any corporation or organization, other than the corporation or a subsidiary of the corporation, of which such person is an officer, director, or partner or is the beneficial owner of 10 percent or more of any class of equity securities;

        (B) Any trust or other estate in which such person has a beneficial interest of 10 percent or more, or as to which such person serves as trustee or in a similar fiduciary capacity; and

        (C) Any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

      (4) "Beneficial owner"—a person shall be considered to be the beneficial owner of any equity securities:

        (A) Which such person or any of such person's affiliates or associates owns, directly or indirectly;

        (B) Which such person or any of such person's affiliates or associates, directly or indirectly, has:

          (i) The right to acquire, whether such right is exercisable immediately or only after the passage of time, pursuant to any agreement, arrangement, or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise; or

          (ii) The right to vote pursuant to any agreement, arrangement, or understanding; or

        (C) Which are owned, directly or indirectly, by any other person with which such person or any of such person's affiliates or associates has any agreement, arrangement, or understanding for the purpose of acquiring, holding, voting, or disposing of equity securities.

      (5) "Business combination" means:

        (A) Any merger of the corporation or any subsidiary with (i) any interested shareholder or (ii) any other corporation, whether or not itself an interested shareholder, which is, or after the merger would be, an affiliate of an interested shareholder that was an interested shareholder prior to the consummation of the transaction;

        (B) Any share exchange with (i) any interested shareholder or (ii) any other corporation, whether or not itself an interested shareholder, which is, or after the share exchange would be, an affiliate of an interested shareholder that was an interested shareholder prior to the consummation of the transaction;

        (C) Any sale, lease, transfer, or other disposition, other than in the ordinary course of business, in one transaction or in a series of transactions in any 12 month period, to any interested shareholder or any affiliate of any interested shareholder, other than the corporation or any of its subsidiaries, of any assets of the corporation or any subsidiary having, measured at the time the transaction or transactions are approved by the board of directors of the corporation, an aggregate book value as of the end of the corporation's most recently ended fiscal quarter of 10 percent or more of the net assets of the corporation as of the end of such fiscal quarter;

        (D) The issuance or transfer by the corporation, or any subsidiary, in one transaction or a series of transactions in any 12 month period, of any equity securities of the corporation or any subsidiary which have an aggregate market value of 5 percent or more of the total market value of the outstanding common and preferred shares of the corporation whose shares are being issued, to any interested shareholder or any affiliate of any interested shareholder, other than the corporation or any of its subsidiaries, except pursuant to the exercise of warrants or rights to purchase securities offered pro rata to all holders of the corporation's voting shares or any other method affording substantially proportionate treatment to the holders of voting shares;

        (E) The adoption of any plan or proposal for the liquidation or dissolution of the corporation in which anything other than cash will be received by an interested shareholder or an affiliate of any interested shareholder; or

        (F) Any reclassification of securities, including any reverse stock split, or recapitalization of the corporation, or any merger of the corporation with any of its subsidiaries, or any share exchange with any of its subsidiaries, which has the effect, directly or indirectly, in one transaction or a series of transactions in any 12 month period, of increasing by 5 percent or more the proportionate amount of the outstanding shares of any class or series of equity securities of the corporation or any subsidiary which is directly or indirectly beneficially owned by any interested shareholder or any affiliate of any interested shareholder.

      (6) "Continuing director" means any member of the board of directors who is not an affiliate or associate of an interested shareholder or any of its affiliates, other than the corporation or any of its subsidiaries, and who was a director of the corporation prior to the determination date, and any successor to such continuing director who is not an affiliate or an associate of an interested shareholder or any of its affiliates, other than the corporation or its subsidiaries, and is recommended or elected by a majority of all of the continuing directors.

      (7) "Control," including the terms "controlling," "controlled by," and "under common control with," means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise, and the beneficial ownership of shares representing 10 percent or more of the votes entitled to be cast by a corporation's voting shares shall create an irrebuttable presumption of control.

      (8) "Corporation," in addition to the definition contained in Georgia Business Corporation Code Section 14-2-140, shall include any trust merging with a domestic corporation pursuant to Georgia Business Corporation Code Section 53-12-59.

      (9) "Determination date" means the date on which an interested shareholder first became an interested shareholder.

      (10) "Fair market value" means:

        (A) In the case of securities, the highest closing sale price, during the period beginning with and including the determination date and for 29 days prior to such date, of such a security on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such securities are listed, or, if such securities are not listed on any such exchange, the highest closing sales price or, if none is available, the average of the highest bid and asked prices reported with respect to such a security, in each case during the 30 day period referred to above, on the National Association of Securities Dealers, Inc., Automatic Quotation System, or any system then in use, or, if no such quotations are available, the fair market value on the date in question of such a security as determined in good faith at a duly called meeting of the board of directors by a majority of all of the continuing directors, or, if there are no continuing directors, by the entire board of directors; and

        (B) In the case of property other than securities, the fair market value of such property on the date in question as determined in good faith at a duly called meeting of the board of directors by a majority of all of the continuing directors, or, if there are no continuing directors, by the entire board of directors of the corporation.

      (11) "Interested shareholder" means any person, other than the corporation or its subsidiaries, that:

        (A) Is the beneficial owner of 10 percent or more of the voting power of the outstanding voting shares of the corporation; or

        (B) Is an affiliate of the corporation and, at any time within the two-year period immediately prior to the date in question, was the beneficial owner of 10 percent or more of the voting power of the then outstanding voting shares of the corporation.

        For the purpose of determining whether a person is an interested shareholder, the number of voting shares deemed to be outstanding shall not include any unissued voting shares which may be issuable pursuant to any agreement, arrangement, or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

      (12) "Net assets" means the amount by which the total assets of the corporation exceed the total debts of the corporation.

      (13) "Voting shares" means shares entitled to vote generally in the election of directors.

II. In addition to any vote otherwise required by law or the articles of incorporation of the corporation, a business combination shall be:

      (1) Unanimously approved by the continuing directors, provided that the continuing directors constitute at least three members of the board of directors at the time of such approval; or

      (2) Recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the interested shareholder who is, or whose affiliate is, a party to the business combination.

III. (a) As used in this Section III, the term "interested shareholder" refers to the interested shareholder which is party to, or an affiliate of which is party to, the business combination in question.

  (b) The vote required by Section II of this Article does not apply to a business combination if each of the following conditions is met:

      (1) The aggregate amount of the cash, and the fair market value as of five days before the consummation of the business combination of consideration other than cash, to be received per share by holders of any class of common shares or any class or series of preferred shares in such business combination is at least equal to the highest of the following:

        (A) The highest per share price, including any brokerage commissions, transfer taxes, and soliciting dealers' fees, paid by the interested shareholder for any shares of the same class or series acquired by it:

          (i) Within the two-year period immediately prior to the announcement date; or

          (ii) In the transaction in which it became an interested shareholder, whichever is higher;

        (B) The fair market value per share of such class or series as determined on the announcement date and as determined on the determination date, whichever is higher; or

        (C) In the case of shares other than common shares, the highest preferential amount per share to which the holders of shares of such class or series are entitled in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the corporation; provided that this subparagraph shall only apply if the interested shareholder has acquired shares of such class or series within the two-year period immediately prior to the announcement date;

      (2) The consideration to be received by holders of any class or series of outstanding shares is to be in cash or in the same form as the interested shareholder has previously paid for shares of the same class or series. If the interested shareholder has paid for shares of any class or series of shares with varying forms of consideration, the form of consideration for such class or series of shares shall be either cash or the form used to acquire the largest number of shares of such class or series previously acquired by it;

      (3) After the interested shareholder has become an interested shareholder and prior to the consummation of such business combination:

        (A) Unless approved by a majority of the continuing directors, there shall have been:

          (i) No failure to declare and pay at the regular date therefor any full periodic dividends, whether or not cumulative, on any outstanding preferred shares of the corporation;

          (ii) No reduction in the annual rate of dividends paid on any class of common shares, except as necessary to reflect any subdivision of the shares;

          (iii) An increase in such annual rate of dividends as is necessary to reflect any reclassification, including any reverse share split, recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares; and

          (iv) No increase in the interested shareholder's percentage ownership of any class or series of shares of the corporation by more than 1 percent in any 12 month period.

        (B) The provisions of divisions (b)(3)(A)(i) and (ii) of this Section III shall not apply if the interested shareholder or an affiliate or associate of the interested shareholder did not vote as a director of the corporation in a manner inconsistent with divisions (b)(3)(A)(i) and (ii) of this Section III and the interested shareholder, within ten days after any act or failure to act inconsistent with divisions (b)(3)(A)(i) and (ii) of this Section III, notified the board of the corporation in writing that the interested shareholder disapproved thereof and requested in good faith that the board of directors rectify the act or failure to act; and

      (4) After the interested shareholder has become an interested shareholder, the interested shareholder has not received the benefit, directly or indirectly, except proportionately as a shareholder, of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by the corporation or any of its subsidiaries, whether in anticipation of or in connection with such business combination or otherwise.

IV. (a) This Article may only be repealed or amended by the affirmative vote of at least two-thirds of the continuing directors and a majority of the votes entitled to be cast by voting shares of the corporation, other than shares beneficially owned by any interested shareholder and affiliates and associates of any interested shareholder, in addition to any other vote required by the articles of incorporation or by law.

  (b) The requirements of Section II of this Article shall never apply to business combinations with an interested shareholder or its affiliates if, during the three-year period immediately preceding the consummation of the business combination, the interested shareholder has not at any time during such period:

      (1) Ceased to be an interested shareholder; or

      (2) Increased its percentage ownership of any class or series of common or preferred shares of the corporation by more than 1 percent in any 12 month period.

11.

No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for any action taken, or any failure to take any action, as a director, except for liability (i) for any appropriation, in violation of his or her duties, of any business opportunity of the Corporation, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law, (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code, or (iv) for any transaction from which the director received an improper personal benefit.

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AMENDED AND RESTATED ARTICLES OF INCORPORATION OF BELLSOUTH CORPORATION
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5A. SERIES A FIRST PREFERRED STOCK
5B. SERIES B FIRST PREFERRED STOCK
5C. TREASURY STOCK
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